Exhibit 10.12

                    RELEASE AND ASSIGNMENT OF PROMISSORY NOTE


     The undersigned parties, The Majestic Companies, Ltd. (a Nevada Corporation), Gall E. Bostwick (an Individual), and, Majestic Safe-T-Products, Ltd. (a Maryland Corporation), agree to the following release and assignment of a promissory note:

     THAT, The Majestic Companies, Ltd., formerly, SkyTex International, Inc., a Nevada Corporation, was indebted to Mei-Wah Company, Inc., a California Corporation, in the amount of $260,000 as described in a Promissory Note dated October 1, 1998, and hereby attached as (Exhibit A).

     THAT, Gail E. Bostwick assumed the Promissory Note owed by The Majestic Companies, Ltd., the debtor, to, Mei-Wah Company, Inc., per Assignment Note, (Exhibit B), on April 8, 1999.

     THAT,  the  UCC- 1,  filed  May 21,  1999  (Exhibit  C),  for the  Security
Agreement (Exhibit D), dated, May 21, 1999, to this Promissory Note, was replaced by a new UCC- 1 (Exhibit E) filed February 6, 2002.

     THAT, Gail E. Bostrwick, agrees to allow Majestic Safe-T-Products, Ltd., to assume the debt associated with the promissory note owed her by The Majestic Companies, Ltd., in the amount of $119,634.12 owed her by Majestic Companies, Ltd.

     THAT, Majestic Safe-T-Products, Ltd., agrees to assume the debt of $119,634.12 owed Gail E. Bostwick by The Majestic Companies, Ltd., in return for having an intercompany debt owed by, Majestic Safe-f-Products, Ltd., to, The Majestic Companies, Ltd., reduced by an equal amount.

     THAT, The Majestic Companies, Ltd., agrees to reduce an inter-company debt owed it by, Majestic Safe-T-Products, Ltd., by the amount of, $119,634.12, in consideration of Majestic Safe-T-Products, Ltd., assuming said debt.

     IN WITNESS THEREOF, the undersigned acknowledge and agree to the above this 15th day of May 31, 2002.

/s/Gail E. Bostwick                          /s/Francis A. Zubrowski-President
An Individual                                The Majestic Companies, Ltd.





/s/Francis A. Zubrowski-President
Majestic Safe-T-Products, Ltd.





EXHIBIT A






October __, 1998                                                  $260,000.00

                                 PROMISSORY NOTE

     FOR VALUE RECEIVED, the undersigned SKYTEX INTERNATIONAL, INC., a Nevada corporation (the "Borrower") promises to pay to the order of MEI WAH COMPANY, INC, a California corporation (the "Lender") at the Lender's offices at 645 Battery Street, San Francisco, Ca1if~mia. 94111 or at such other place as the Lender may from time to time designate, the principal sum of Two Hundred Sixty Thousand Dollars ($260,000.00), or so much of the principal sum of this Promissory Note as has been advanced to the Borrower pursuant to the provisions of this promissory note (the "Promissory Note") and certain documents and writings executed and delivered to the Lender by the Borrower and other signatory parties (the "Loan Documents") in connection with the obligation evidenced herein (the "Loan"), together with interest thereon at the rate hereafter specified and any and all other sums which may be owing to the Lender by the Borrower under this Promissory Note, on December 31, 1999 (the "Maturity Date"), which is the final and absolute due date of this Promissory Note, subject to acceleration as herein set forth. The following terms shall apply to this Promissory Note

         Section 1. Interest Rate. For the period from the date hereof until all sums due hereunder, whether principal, interest, penalties, fees or other sums have been paid in full, interest shall accrue on the disbursed and unpaid principal balance of each Advance under this Promissory Note at the fixed rate of twelve percent (12%) per annum.

         Section 2. Calculation of Interest. Interest shall be calculated on the basis of a three hundred sixth (360) days per year factor applied to the number of actual days elapsed.

         Section 3. Term. The term of this Promissory Note shall be for a period (the "Term") extending from the date of this Promissory Note and continuing until the Maturity Date, which Maturity Date is subject to acceleration as set forth herein.

         Section 4. Repayment. For the period from the date of this Promissory Note until and including January 1, 1999, this Promissory Note shall be repaid in monthly installments of accrued interest only, in the amount of Two Thousand Six Hundred Dollars (2,600.00) per month, as prorated for any portion of a month, payable on the first day of November and December, 1998 and on the first day of January 1999. Beginning on February 1,1999 and continuing until January 1, 2000, this Promissory Note shall be repaid in twelve (12) equal monthly installments of principal and interest, in the amount of Twenty Three Thousand One Hundred Dollars and Sixty-Wine Cents ($23,100.69) until the Maturity Date as above set forth, or such earlier date arising by acceleration, at which time the unpaid principal balance and any and all sums due under this Promissory Note and the other Loan Documents, including accrued interest, late fees and penalties shall be due and payable in full.

         Section 5. Application of Payments. All payments made hereunder shall be applied first to any fees or expenses incurred by Lender hereunder, if any, next to accrued interest, and then to principal or, during any default by the Borrower, in such other order or proportion as the Lender, in its discretion, may determine.

         Section 6. Manner and Method of Payment. All payments called for in this Promissory Note shall be made in lawful money of the United States of America. If made by check, draft, or other payment instrument, such check, draft, or other payment instrument shall represent immediately available funds.

         Section 7. Prepayment. The Borrower may not prepay this Promissory Note at any time on or after the date which occurs sixty (60) days from the date of this Promissory Note. In the event that this Promissory Note is prepaid prior to such date, the Borrower shall pay a prepayment penalty to the Lender in an amount equal to the interest which would have accrued under this Promissory Note from the date of prepayment to the date which occurs sixty (60) days Bun the date of this Promissory Note.

         Section 8. Acceleration Upon Default. Upon the failure to pay any amount when due under this Promissory Note, which failure is not cured or discharged within a period of five (5) days following receipt of written notice therefor, or upon any default under any other Loan Document, which default is not cured within the applicable cure period following written notice thereof, the Lender may, in the Lender's sole and absolute discretion and without notice or demand, declare the entire unpaid balance of principal plus accrued interest and any other sums due hereunder immediately due and payable.

     Section 9. Default Interest Rate. Upon the failure to pay any amount when due under this Promissory Note, which failure is not cured or discharged within a period of five (5) days following receipt of written notice therefor, or upon any default under any other Loan Document, which default is not cured within the applicable cure period following written notice thereof, the Lender may, in addition to any other remedy the Lender may exercise, raise the rate of interest accruing on the disbursed unpaid principal balance by four (4) percentage points above the rate of interest otherwise applicable, until such default is cured.

         Section 10. Expenses of Collection. Should this Promissory Note be referred to an attorney for collection following a default by the Borrower, the Borrower shall pay all of the Lender's costs, fees and expenses (including reasonable attorneys' fees) resulting from such referral, even if judgment has not been confessed or suit filed.

Section 11. Waivers by the Borrower. The Borrower waives presentment, notice of dishonor and protest, notice of intention to accelerate the maturity hereof and notice of the actual acceleration of the maturity hereof

Section 12. Extensions of Maturity. The Borrower hereby agrees that the Maturity Date, or any payment due hereunder, may be extended at any time or from time to time by the Lender without releasing, discharging, or affecting the liability of such party.





Section 13. Commercial Loan. The Borrower represents and warrants that the debt evidenced hereby is a commercial loan transaction within the meaning of Sections 12-101(c) and 12-103(e), Commercial Law Article. Annotated Code of Maryland.


         Section 14. Notices. Any notice or demand required or permitted in connection with this Promissory Note shall be in writing and made by hand delivery, by wire or facsimile transmission, by overnight courier service for next day delivery or by certified mail, return receipt requested, postage prepaid, addressed to the Lender or the Borrower at the appropriate address set forth below or to such other address as may be hereafter specified by written notice by the Lender or the Borrower, and shall be considered given as of the date of hand delivery, wire or facsimile transmission, as of the date specified for delivery if by overnight courier service, or as of two (2) days after the date of mailing, as the case may be:

         If to the Lender:

                  Mei Wah Company, Inc.
                  645 Battery Street
                  San Francisco, California 94111
                  Attention:   Chung F. Han, President
                  Fax No.: (415) 398-2232

          If to the Borrower:

                  SkyTex International, Inc.
                  8880 Rio San Diego Drive
                  8th Floor
                  San Diego, California 92108
                  Fax No.: (619) 209-6077

Section 15. Governing Law. This Promissory Note shall be strictly governed by and construed under the laws of the State of Maryland.

Section 16. Binding Nature. This Promissory Note shall inure to the benefit of and be enforceable by the Lender and the Lender's successors and assigns and any other person to whom the Lender may grant an interest in the Borrower's obligations to the Lender, and shall be binding and enforceable against the Borrower and the Borrower's successors and assigns

          Section 17. Invalidity of Any Part. If any provision or part of any provision of this Promissory Note shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Promissory Note and this Promissory Note shall be construed as if such invalid, illegal or unenforceable provision or part hereof had never been contained herein, but only to the extent of its invalidity, illegality or unenforceability.




WITNESS:
         IN WITNESS WHEREOF, the Borrower has executed this Promissory Note under seal on this 1 day of October, 1998, with the specific intention that this Promissory Note constitute an instrument under seal.


                               BORROWER:
                               SKYTEX INTERNATIONAL, INC., a Nevada corporation





EXHIBIT B - Assignment Note dated April 8, 1999





EXHIBIT C - Financing Statement filed May 21, 1999

Entity's Name:  The Majestic Companies, Ltd.

Mailing Address:  8880 Rio San Diego Drive, Suite 800, San Diego, CA  92108

Tax Id. No. 88-0293171

Type of Entity:  Corporation

Entity's State or County of Organization:  Nevada

Secured Party's Last Name:  Bostwick        First Name:  Gail   Middle Name:  E.

Mailing Address:  916 C. Sealane Drive, Encinitas, CA  92024

Financing Statement covers the following types or items of property:

   All property plant and equipment, including forklifts, scottsman press, roofing machine, compressor, inventory raw materials, office equipment, hand tools, and accounts receivable of Majestic Modular Buildings Ltd., all housed at 320 9th Street, Modesto, CA 95351.

/s/ Alex Tovar





Exhibit D




                               SECURITY AGREEMENT

     THIS  AGREEMENT IS ENTERED INTO ON THE 21st OF MAY 1999 BY AND BETWEEN GAIL
E.  BOSTWICK,   (the  "LENDER"),   AND,  THE  MAJESTIC  COMPANIES,   LTD.,  (the
"BORROWER").


     WHEREAS, the LENDER has notified the BORROWER that she has assumed a promissory note in the aggregate amount of $260,000, as the LENDER between Mei-Wali, Inc., and, Skytex International, Inc., dated, October 1, 1998.

     WHEREAS, Skytex International, Inc., has since acquired, The Majestic Companies, Ltd, and is acknowledged to be the one in the same.

     NOW, THEREFORE, in consideration of the original terms and conditions of the note between Mei-Wah, Inc., and, Skytex International, Inc., the LENDER and the BORROWER mutually agree to the following:

A. The LENDER releases the BORROWER of any and all original security agreement requirements pertaining to the promissory note dated October 1, 1998, between Mei-Wah, Inc., and, Skytex International, Inc.

B. The BORROWER agrees to provide the LENDER, and the LENDER accepts, with a UCC-1 filing in order to replace the original security agreement provided for in the promissory note between, Mei-Wah, Inc., and, Skytex International, Inc., dated, October 1, 1998.

This AGREEMENT shall be construed under the laws of the State of California, and if any provisions hereof, or the application of any provision to any person or circumstance, is held invalid or unenforceable, the remainder of this AGREEMENT shall be valid and binding between the parties hereto.

ARBITRATION, any controversy or claim arising out of or relating to this AGREEMENT, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association in accordance with its applicable rules, and judgement on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

Signed and agreed to by both parties this 21st day May 1999 in the City of San Diego, California:

/s/Connie K. White, Witness            /s/Gail E Bostwick-Lender



/s/Alex Tovar, Witness                 /s/Francis A. Zubrowski
                                       Chairman/CEO-The Majestic Companies, Ltd.




EXHIBIT F - Financing Statement filed February 6, 2002

Entity's Name:  Majestic Safe-T-Products, Ltd.

Mailing Address:  8880 Rio San Diego Drive, Suite 800, San Diego, CA  92108 USA

SS or Tax Id. No. ###-##-####

Type of Entity:  Corporation

Entity's State or County of Organization:  California

Organizational ID #:  CA2280540

Secured Party's Last Name:  Bostwick        First Name:  Gail   Middle Name:  E.

Mailing Address:  916 No. C Sealane Drive, Encinitas, CA  92024 US

Financing Statement covers the following types or items of property:

   All assets of Majestic Safe-T-Products, Ltd. to include: all office furniture and computer equipment, all vehicles, machinery, tools, raw materials, inventory, accounts receivable, securities, and all intellectual assets to include licenses, trademarks and patents.